Exhibit 99.1

CONTACT:
Press Inquiries	Investor Inquiries
Scott Larson	Investor Relations
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3433	978-250-3460
scott.larson@sycamorenet.com	investor.info@sycamorenet.com

SYCAMORE ANNOUNCES 2006 ANNUAL STOCKHOLDERS MEETING

CHELMSFORD, Mass., June 20, 2007 – Sycamore Networks, Inc. (NASDAQ: SCMR), today announced that its 2006 Annual Meeting of Stockholders is expected to be held on July 30, 2007, at 9:00 a.m. ET, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts. Stockholders of record as of June 21, 2007 will be entitled to vote at the Annual Meeting. The Company expects to mail a definitive proxy statement relating to the 2006 Annual Meeting on or after July 3, 2007 to the stockholders of record.

The 2006 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2005 Annual Meeting of Stockholders. As a result, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the 2006 Annual Meeting. Such proposals should be delivered to the Company by the close of business on July 2, 2007. Such proposals should be delivered to: Sycamore Networks, Inc., 220 Mill Road, Chelmsford, MA 01824, Attention: Corporate Secretary. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals will also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

In accordance with the requirements for advance notice set forth in the Company’s By-Laws, in order for a stockholder proposal submitted outside of Rule 14a-8 (which may not be included in the Company’s proxy materials) or a director nomination to be considered timely, such proposal or nomination must be received by the Corporate Secretary by the close of business on July 2, 2007 at the address noted above.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent networking solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, the findings, including possible tax liabilities and penalties resulting from the audit of certain of the Company’s income tax returns by the Internal Revenue Service, risks relating to the formal investigations commenced by the Securities and Exchange Commission and the U.S. Attorney’s office with respect to certain stock options granted by the Company, additional actions and findings that may result from the investigation into such stock options and the accounting therefor, including the restatement of previously issued financial statements, certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and its directors, the Company’s inability to file timely periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission and the possible delisting of the Company’s common stock by Nasdaq. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in the Company’s most recent Form 10-Q and Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.